8x8, Inc. Reports Third Quarter Fiscal 2023 Financial Results

•Service Revenue and Total Revenue increased 18% year-over-year
•GAAP and non-GAAP gross and operating margins at multi-year highs
•Cash flow from operations increased 72% year-over-year to $15.5 million
•Repurchased and extinguished $21.8 million in aggregate principal amount of the 2024 convertible senior notes

CAMPBELL, CA. - February 1, 2023 - 8x8, Inc. (NASDAQ: EGHT), a leading integrated cloud communications platform provider, today reported financial results for the third quarter of fiscal 2023 ended December 31, 2022.

Third Quarter Fiscal 2023 Financial Results:

•Total revenue increased 18% year-over-year to $184.4 million, including Fuze revenue of $26.5 million.
•Service revenue increased 18% year-over-year to $175.8 million, including Fuze revenue of $26.5 million.
•GAAP operating loss was $18.1 million, compared to operating loss of $37.6 million in the third quarter of fiscal 2022.
•Non-GAAP operating profit was $18.3 million, an increase of 485% compared to non-GAAP operating profit of $3.1 million in the third quarter of fiscal 2022.

"We continued to invest in innovation while reducing our service delivery costs and increasing operational efficiency across the organization," said Samuel Wilson, 8x8 Interim CEO. "As a result, customer retention was at its highest level in several years, GAAP and non-GAAP operating margins were at multi-year highs, and we generated strong operating cash flow.”

“I believe our industry is at an inflection point. With our increased focus and investment in research and development, we have the opportunity to leverage our XCaaS first-mover advantage, accelerate CCaaS innovation, and become a true leader across customer experience communications,” added Wilson.
Third Quarter Fiscal 2023 Financial Metrics and Recent Business Highlights:

Financial Metrics
•Annual Recurring Subscriptions and Usage Revenue (ARR):
◦Total ARR grew to $698 million, an increase of 22% from the end of the same period last year.
◦Enterprise ARR of $400 million increased 30% year-over-year and represented 57% of total ARR.
◦1,309 customers generated ARR greater than $100,000, compared to 907 at the end of the third quarter of fiscal 2022.
•GAAP gross margin was 69%, compared to 62% in the same period last year. Non-GAAP gross margin was 72%, compared to 65% in the same period last year.
•GAAP service revenue gross margin was 73%, compared to 67% in the same period last year. Non-GAAP service gross margin was 76%, compared to 70% in the same period last year.
•Cash provided by operating activities was $15.5 million for the third quarter, compared to $9.0 million in the third quarter of fiscal 2022.
•The company repurchased $21.8 million in aggregate principal of the 2024 senior convertible notes during the quarter.
•Cash, cash equivalents, restricted cash and investments were $131.7 million on December 31, 2022, compared to $145.6 million on March 31, 2022.

A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.

Recent Business Highlights:

Product Innovation
8x8 continues to drive innovation and improve customers’ experiences across on the company’s modern microservices-based XCaaS platform. In the third quarter of fiscal 2023, the company

•Released more than 1,000 updates utilizing Continuous Integration/Continuous Deployment (CI/CD) methods.
•Achieved near perfect XCaaS platform uptime with fewer than 10 customer-identified defects.
•Expanded access to all digital channel details and attachments in 8x8 Quality Management and Speech Analytics, enabling comprehensive evaluation of customer engagement across all interactions.
•Launched the 8x8 Customer Labs open beta program, an innovative early-access program that engages customers to guide 8x8 XCaaS product direction, deliver feedback, and measure usability of new products and features before release.
•Launched the new Mobile Admin composed experience, allowing system administrators to simplify access to common operational tasks and facilitate immediate visibility into incidents and updates using an Android or iOS device.
•Added full PSTN support in Ecuador and Slovakia, extending industry leadership in global coverage to 58 countries.
•Migrated CPaaS voice-masking services to 8x8's managed platform, enabling a richer feature set and increased reliability.

Industry Recognition
8x8 continues to be recognized for its leadership and innovation worldwide. Awards and recognition in the third fiscal quarter of 2023 included:

•Named a Leader in the 2022 Gartner® Magic Quadrant™ for Unified Communications as a Service, Worldwide. This is the eleventh consecutive year 8x8 has been recognized as a Leader in this report.
•Recognized as a Winner in the 2022 CRN Tech Innovator Awards in the Unified Communications & Collaboration Software category for 8x8 Conversation IQ.
•Awarded Best Channel Ecosystem by the 2022 UC Today Partner.

Leadership Updates
•Appointed Samuel C. Wilson, most recently the Company’s Chief Financial Officer, as interim Chief Executive Officer.
•Appointed Kevin Kraus, most recently the Senior Vice President of Finance at the Company, as interim Chief Financial Officer.
•Appointed Laurence Denny, formerly Chief Compliance Officer, Deputy General Counsel, and Assistant Corporate Secretary, as Chief Legal Officer and Corporate Secretary.

Fourth Quarter and Updated Fiscal 2023 Financial Outlook:
Management provides expected ranges for total revenue, service revenue and non-GAAP operating margin based on its evaluation of the current business environment and foreign current exchange rates prevailing as of the announcement date of the prior quarters' financial results. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.

Fourth Quarter Fiscal 2023 Ending March 31, 2023
•Service revenue in the range of $175 million to $178 million, representing year-over-year growth of approximately 2% at the midpoint.
•Total revenue in the range of $184 million to $187 million, representing year-over-year growth of approximately 2% at the midpoint.
•Non-GAAP operating margin of approximately 10%.

Fiscal Year 2023 Ending March 31, 2023
•Service revenue in the range of $708.5 million to $711.5 million, representing year-over-year growth of 18% at the midpoint.
•Total revenue in the range of $743.4 million to $746.4 million, representing year-over-year growth of approximately 17% at the midpoint.

•Non-GAAP operating margin of approximately 7.5%.

The Company does not reconcile its forward-looking estimates of non-GAAP operating margin to the corresponding GAAP measures of GAAP operating margin due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses it excludes. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Foreign currency exchange fluctuations may negatively impact our guidance. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margin. Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. All projections are on a non-GAAP basis. See the Explanation of GAAP to Non-GAAP Reconciliation below for the definition of non-GAAP operating margin.

Conference Call Information:

Management will host a conference call to discuss earnings results on February 1, 2023, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The conference call will last approximately 60 minutes and is accessible via the following numbers and webcast link:

Dial In: 1-844-200-6205 (U.S.) or 1-929-526-1599 (International)
Passcode 943979

Webcast: https://investors.8x8.com/events-and-presentations

Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NASDAQ: EGHT) is transforming the future of business communications as a leading software as a service provider of 8x8 XCaaS™ (eXperience Communications as a Service™), an integrated contact center, voice communications, video, chat, and SMS solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between unified communications as a service (UCaaS) and contact center as a service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends, operational and economic impacts of the COVID-19 pandemic, the impact of foreign currency exchange rate and interest rate fluctuations, new debt, interest expense, and our ability to repay our remaining outstanding convertible senior notes due 2024, new product innovations and integrations, the future impact of the Fuze, Inc. acquisition on our operations and financial results, market demand for our products, channel and e-commerce growth, sales and marketing activities, strategic partnerships, business strategies, customer acquisition and support costs, customer churn, future operating performance and efficiencies, financial outlook, revenue growth, and profitability, including whether we will achieve sustainable growth and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: a reduction in our total costs as a percentage of revenue may negatively impact our revenues and our business; customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers, including from the COVID-19 pandemic; ongoing volatility and conflict in the political environment, including Russia's invasion of Ukraine; risks related to our new secured term loan and outstanding convertible senior notes due in 2024 and

2028; inflationary pressures and rising interest rates; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces ("APIs"), in which we compete may change in ways we are not anticipating; impact of supply chain disruptions; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our investments in marketing, channel and value-added resellers (VARs), e-commerce, new products, and our acquisition of Fuze, Inc. may not result in revenue growth; and we may not achieve our target service revenue growth, or the revenue, earnings, operating margin or other amounts we forecast in our guidance, for a particular quarter or for the full fiscal year. Our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation

The Company has provided, in this release, financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.

These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:

Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs.

Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.

Non-GAAP Operating Expenses
Non-GAAP Operating Expenses includes Non-GAAP Research and Development expenses, Non-GAAP Sales and Marketing expenses, and Non-GAAP General and Administrative expenses, each of which excludes amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, and certain severance, transition and contract termination costs. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operational expenses.

Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance, transition and contract termination costs from Operating Profit (Loss). Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.

Non-GAAP Other Income (expense), net
Non-GAAP Other Income (expense), net excludes: amortization of debt discount and issuance cost, gain or loss on debt extinguishment, gain or loss on remeasurement of warrants, and sub-lease income from Other Income (expense), net. Management believes the Company’s investors benefit from this supplemental information to facilitate comparison of the Company’s other income (expense), performance to prior results and trends.

Non-GAAP Net Income
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract termination costs, amortization of debt discount and issuance cost, gain or loss on debt extinguishment, gain or loss on remeasurement of warrants, and sub-lease income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.

Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract termination costs include employee termination benefits, executive severance agreements, cancellation of certain contracts, and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount.

8x8, Inc.

Investor Relations:
Kate Patterson
1-408-763-8175
katherine.patterson@8x8.com

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Service revenue	$175,765	$149,396	$533,482	$429,568
Other revenue	8,635	7,478	25,927	27,190
Total revenue	184,400	156,874	559,409	456,758

Cost of revenue and operating expenses:
Cost of service revenue	47,335	48,763	151,920	141,971
Cost of other revenue	10,176	11,071	34,302	37,086
Research and development	38,791	27,911	109,765	81,801
Sales and marketing	79,021	76,797	243,035	229,438
General and administrative	27,158	29,950	90,212	80,064
Total operating expenses	202,481	194,492	629,234	570,360
Loss from operations	(18,081)	(37,618)	(69,825)	(113,602)
Other income (expense), net	(7,912)	(5,866)	7,154	(15,623)
Loss from operations before provision for income taxes	(25,993)	(43,484)	(62,671)	(129,225)
Provision for income taxes	37	87	1,041	576
Net loss	$(26,030)	$(43,571)	$(63,712)	$(129,801)

Net loss per share:
Basic and diluted	$(0.23)	$(0.38)	$(0.55)	$(1.16)

Weighted average number of shares:
Basic and diluted	113,201	113,510	116,298	111,960

SUPPLEMENTAL DETAILS - OTHER INCOME (EXPENSE), NET

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Interest expense	$(7,607)	$(486)	$(13,115)	$(1,359)
Amortization of debt discount and issuance cost	(1,136)	(4,925)	(3,136)	(13,389)
Gain (loss) on warrants remeasurement	(771)	—	522	—
Gain on debt extinguishment	2,144	—	18,250	—
Gain (loss) on sale of assets	1,757	(5)	1,826	(5)
Gain (loss) on foreign exchange	(2,616)	(493)	1,984	(747)
Other income (expense)	317	43	823	(123)
Other income (expense), net	$(7,912)	$(5,866)	$7,154	$(15,623)

8x8, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2022	March 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$92,960	$91,205
Restricted cash, current	511	8,691
Short-term investments	37,445	44,845
Accounts receivable, net	53,811	57,400
Deferred sales commission costs, current	37,401	35,482
Other current assets	32,449	37,999
Total current assets	254,577	275,622
Property and equipment, net	60,915	79,016
Operating lease, right-of-use assets	55,269	63,415
Intangible assets, net	112,236	128,213
Goodwill	265,578	266,867
Restricted cash, non-current	818	818
Long-term investments	—	2,671
Deferred sales commission costs, non-current	70,530	75,668
Other assets	16,184	17,978
Total assets	$836,107	$910,268
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$40,632	$49,721
Accrued compensation	29,797	36,319
Accrued taxes	31,079	32,573
Operating lease liabilities, current	12,537	15,485
Deferred revenue, current	34,207	34,262
Other accrued liabilities	16,517	23,167
Total current liabilities	164,769	191,527
Operating lease liabilities, non-current	68,358	74,518
Convertible senior notes	264,443	447,452
Term loan	231,202	—
Deferred revenue, non-current	10,480	11,430
Other liabilities, non-current	6,828	2,975
Total liabilities	746,080	727,902
Stockholders' equity:
Common stock	113	118
Additional paid-in capital	888,123	956,599
Accumulated other comprehensive loss	(14,731)	(7,913)
Accumulated deficit	(783,478)	(766,438)
Total stockholders' equity	90,027	182,366
Total liabilities and stockholders' equity	$836,107	$910,268

8x8, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(63,712)	$(129,801)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,056	8,488
Amortization of intangible assets	15,954	3,630
Amortization of capitalized software	16,397	21,968
Impairment of capitalized software	3,729	—
Amortization of debt discount and issuance costs	3,136	13,780
Amortization of deferred sales commission costs	28,533	25,603
Allowance for credit losses	1,984	748
Operating lease expense, net of accretion	8,667	10,162
Stock-based compensation expense	73,516	106,159
Gain on debt extinguishment	(18,250)	—
Gain on remeasurement of warrants	(522)	—
Impairment of right-of-use assets	2,424	—
Gain on sale of assets	(1,826)	—
Other	(65)	1,305
Changes in assets and liabilities:
Accounts receivable, net	(236)	1,553
Deferred sales commission costs	(23,473)	(34,685)
Other current and non-current assets	4,715	476
Accounts payable and accruals	(22,858)	(13,210)
Deferred revenue	(1,005)	1,978
Net cash provided by operating activities	35,164	18,154
Cash flows from investing activities:
Purchases of property and equipment	(2,685)	(2,915)
Proceeds from sale of intangible assets	1,000	—
Cost of capitalized software	(6,768)	(15,582)
Purchases of investments	(42,899)	(65,141)
Sales of investments	8,296	11,799
Proceeds from maturity of investments	44,739	41,717
Acquisition of businesses	(1,250)	—
Net cash provided by (used in) investing activities	433	(30,122)
Cash flows from financing activities:
Finance lease payments	—	(12)
Tax-related withholding of common stock	—	(310)
Proceeds from issuance of common stock under employee stock plans	1,710	10,637
Repayment and exchange of senior convertible notes	(211,786)	—
Repurchase of common stock	(60,214)	(44,976)
Net proceeds from term loan	234,015	134,620
Net cash (used in) provided by financing activities	(36,275)	99,959
Effect of exchange rate changes on cash	(5,747)	(170)
Net increase (decrease) in cash, cash equivalents and restricted cash	(6,425)	87,821
Cash, cash equivalents and restricted cash, beginning of period	100,714	121,172
Cash, cash equivalents and restricted cash, end of period	$94,289	$208,993

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,				Nine Months Ended December 31,
	2022		2021		2022		2021
Costs of Revenue:
GAAP cost of service revenue	$47,335		$48,763		$151,920		$141,971
Amortization of acquired intangible assets	(2,125)		(858)		(6,634)		(2,968)
Stock-based compensation expense and related employer payroll taxes	(2,148)		(2,345)		(7,301)		(6,911)
Legal and regulatory costs	(85)		—		(85)		—
Severance, transition and contract termination costs	(348)		(100)		(1,526)		(152)
Non-GAAP cost of service revenue	$42,629		$45,460		$136,374		$131,940
Non-GAAP service margin (as a percentage of service revenue)	$133,136	75.7%	$103,936	69.6%	$397,108	74.4%	$297,628	69.3%

GAAP cost of other revenue	$10,176		$11,071		$34,302		$37,086
Stock-based compensation expense and related employer payroll taxes	(902)		(1,286)		(2,986)		(3,793)
Severance, transition and contract termination costs	(517)		102		(1,294)		(102)
Non-GAAP cost of other revenue	$8,757		$9,887		$30,022		$33,191
Non-GAAP other margin (as a percentage of other revenue)	$(122)	(1.4)%	$(2,409)	(32.2)%	$(4,095)	(15.8)%	$(6,001)	(22.1)%

Non-GAAP gross margin (as a percentage of revenue)	$133,014	72.1%	$101,527	64.7%	$393,013	70.3%	$291,627	63.8%

Operating Expenses:
GAAP research and development	$38,791		$27,911		$109,765		$81,801
Stock-based compensation expense and related employer payroll taxes	(7,183)		(8,711)		(23,149)		(27,870)
Severance, transition and contract termination costs	(4,896)		(124)		(5,040)		(227)
Non-GAAP research and development (as a percentage of revenue)	$26,712	14.5%	$19,076	12.2%	$81,576	14.6%	$53,704	11.8%

GAAP sales and marketing	$79,021		$76,797		$243,035		$229,438
Amortization of acquired intangible assets	(3,106)		(221)		(9,319)		(661)
Stock-based compensation expense and related employer payroll taxes	(6,653)		(11,855)		(21,816)		(40,143)
Severance, transition and contract termination costs	(2,351)		(81)		(3,072)		(1,234)
Non-GAAP sales and marketing (as a percentage of revenue)	$66,911	36.3%	$64,640	41.2%	$208,828	37.3%	$187,400	41.0%

GAAP general and administrative	$27,158		$29,950		$90,212		$80,064
Stock-based compensation expense and related employer payroll taxes	(4,354)		(10,193)		(19,040)		(31,520)
Acquisition and integration costs	(555)		(5,504)		(2,733)		(5,523)
Legal and regulatory costs	(57)		696		212		2,545
Severance, transition and contract termination costs	(1,130)		(271)		(3,579)		(1,456)
Non-GAAP general and administrative (as a percentage of revenue)	$21,062	11.4%	$14,678	9.4%	$65,072	11.6%	$44,110	9.7%

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,				Nine Months Ended December 31,
	2022		2021		2022		2021

Non-GAAP Operating Expenses (as a percentage of revenue)	114,685	62.2%	98,394	62.7%	355,476	63.5%	285,214	62.4%

Operating Profit (Loss):
GAAP loss from operations	$(18,081)		$(37,618)		$(69,825)		$(113,602)
Amortization of acquired intangible assets	5,231		1,079		15,953		3,629
Stock-based compensation expense and related employer payroll taxes	21,240		34,390		74,292		110,237
Acquisition and integration costs	555		5,504		2,733		5,523
Legal and regulatory costs	142		(696)		(127)		(2,545)
Severance, transition and contract termination costs	9,242		474		14,511		3,171
Non-GAAP operating profit (as a percentage of revenue)	$18,329	9.9%	$3,133	2.0%	$37,537	6.7%	$6,413	1.4%

Other Income (Expenses):
GAAP other income (expense), net	$(7,912)		$(5,866)		$7,154		$(15,623)
Amortization of debt discount and issuance cost	1,136		4,924		3,136		13,780
Gain on debt extinguishment	(2,144)		—		(18,250)		—
Loss (gain) on warrants remeasurement	771		—		(522)		—
Gain on sale of assets	(1,757)		—		(1,826)		—
Sublease Income	(116)		(116)		(348)		(271)
Non-GAAP other income (expense), net (as a percentage of revenue)	$(10,022)	(5.4)%	$(1,058)	(0.7)%	$(10,656)	(1.9)%	$(2,114)	(0.5)%

Net Income (Loss):
GAAP net loss	$(26,030)		$(43,571)		$(63,712)		$(129,801)
Amortization of acquired intangible assets	5,231		1,079		15,953		3,629
Stock-based compensation expense and related employer payroll taxes	21,240		34,390		74,292		110,237
Acquisition and integration costs	555		5,504		2,733		5,523
Legal and regulatory costs	142		(696)		(127)		(2,545)
Severance, transition and contract termination costs	9,242		474		14,511		3,171
Amortization of debt discount and issuance cost	1,136		4,924		3,136		13,780
Gain on debt extinguishment	(2,144)		—		(18,250)		—
Loss (gain) on warrants remeasurement	771		—		(522)		—
Gain on sale of assets	(1,757)		—		(1,826)		—
Sublease income	(116)		(116)		(348)		(271)
Non-GAAP net income (as a percentage of revenue)	$8,270	4.5%	$1,988	1.3%	$25,840	4.6%	$3,723	0.8%

Shares used in computing per share amounts:

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Basic	113,201	113,510	116,298	111,960
Diluted	113,711	115,704	117,384	116,687

GAAP net loss per share - Basic and Diluted	$(0.23)	$(0.38)	$(0.55)	$(1.16)
Non-GAAP net income per share - Basic	$0.07	$0.02	$0.22	$0.03
Non-GAAP net income per share - Diluted	$0.07	$0.02	$0.22	$0.03

8x8, Inc.
SELECTED OPERATING METRICS
(Unaudited, in millions, except number of enterprise customers)

	Fiscal 2022				Fiscal 2023
	Q1	Q2	Q3	Q4 (5)	Q1	Q2	Q3
TOTAL ARR (1)	$536	$553	$572	$687	$688	$692	$698
Growth % (YoY)	24%	18%	16%	33%	28%	25%	22%

ARR BY CUSTOMER SIZE
ENTERPRISE (2)	$262	$282	$307	$393	$403	$401	$400
% of Total ARR	49%	51%	54%	57%	59%	58%	57%
Growth % (YoY)	40%	33%	30%	55%	54%	42%	30%
Total number of Enterprise Customers	824	871	907	1,258(6)	1,277	1,291	1,309

MID-MARKET (3)	$103	$103	$102	$128	$125	$127	$130
% of Total ARR	19%	19%	18%	19%	18%	18%	19%
Growth % (YoY)	22%	14%	9%	31%	22%	23%	27%

SMALL BUSINESS(4)	$172	$167	$162	$166	$159	$164	$168
% of Total ARR	32%	30%	28%	24%	23%	24%	24%
Growth % (YoY)	7%	2%	(1)%	(1)%	(7)%	(2)%	4%
(1) Annualized Recurring Subscriptions and Usage (ARR) equals the sum of the most recent month of (i) recurring subscription amounts and (ii) platform usage charges for all CPaaS customers (subject to a minimum billings threshold for a period of at least six consecutive months), multiplied by 12.
(2) Enterprise ARR is defined as ARR from customers that generate >$100,000 ARR.
(3) Mid-market ARR is defined as ARR from customers that generate $25,000 to $100,000 ARR.
(4) Small business ARR is defined as ARR from customers that generate <$25,000 ARR.
(5) Includes Fuze.
(6) Previously reported enterprise customer count of 1,320 for Q4'22 was adjusted to eliminate double counting of subsidiaries.

Selected operating metrics presented in this table have not been derived from financial measures that have been prepared in accordance with US Generally Accepted Accounting Principles. 8x8 provides these selected operating metrics to assist investors in evaluating the Company's operations and assessing its prospects. 8x8’s management periodically reviews the selected operating metrics to evaluate 8x8’s operations, allocate resources, and drive financial performance in the business. Management monitors these metrics together, and not individually, as it does not make business decisions based upon any single metric. 8x8 is not aware of any uniform standards for defining these selected operating metrics and caution that its presentation may not be consistent with that of other companies. Prior period metrics and customer classifications have not been adjusted for current period changes unless noted.